Exhibit 99.4

CORRECTING and REPLACING Karman Space & Defense Provides Operational Data Update in Connection with Launch of Secondary Offering

May 29, 2026

HUNTINGTON BEACH, Calif.— For the release dated May 28, 2026, third paragraph, the date at the end of first sentence should read March 31, 2025 (instead of March 31, 2026).

The updated release reads:

Karman Space & Defense Provides Operational Data Update in Connection with Launch of Secondary Offering

HUNTINGTON BEACH, Calif., May 28, 2026 — Karman Space & Defense (NYSE: KRMN) (“Karman Holdings Inc.” or “Karman”), a leader in the rapid design, development and production of critical, next-generation system solutions that align with the U.S. Department of War’s core mission priorities and the nation’s accelerating demand for access to space, today released updated operational data in connection with an underwritten public offering of 13,500,000 shares of its common stock (the “Common Stock”) by certain selling stockholders (the “Selling Stockholders”). The Selling Stockholders expect to grant the underwriters a 30-day option to purchase up to an additional 2,025,000 shares of Common Stock. Karman is not selling any shares in the Offering and will not receive any proceeds from the Offering. The Selling Stockholders will receive all of the net proceeds from the Offering.

Set forth below are estimates of certain operational data as of the date hereof based on information available to Karman. This operational data does not represent a comprehensive statement of Karman’s operational or financial results. In addition, this data should not be viewed as a substitute for operational and financial data as of and for the six months ended June 30, 2026, which will not be finalized until after June 30, 2026 and is subject to normal closing procedures. These estimates are forward-looking statements and are not necessarily indicative of the results to be achieved in any future period.

As of May 25, 2026, the aggregate value of business opportunities being pursued by the Company (“active pipeline”) was estimated to be approximately $3 billion as compared to approximately $1 billion of active pipeline as of March 31, 2025.

When parsed by end market, the active pipeline may yield contract values over multiple years of approximately $500 million, with respect to hypersonics & strategic missile defense programs, approximately $700 million, with respect to tactical missiles & integrated defense programs, approximately $50 million, with respect to maritime defense programs, and approximately $300 million, with respect to space and launch programs. There can be no assurance that these contracts will be finalized on these terms, at all, or at the estimated amounts.

In addition, with respect to 2026 progress toward converting the pipeline to backlog, the Company has secured or is currently negotiating deals for a space launch production long-term agreement with an estimated aggregate value of approximately $250 million, a munition development program with an estimated aggregate value of approximately $100 million, a torpedo recovery qualification program with an estimated aggregate value of approximately $25 million and a UAS launcher systems agreement with an estimated aggregate value of approximately $20 million.

The estimated value and timeline to award for opportunities comprising the active pipeline figures above are developed by individual team members, and estimations are derived from a variety of sources, to include customer budgets, requests for information, solicitations, customer meetings and other public statements. There is inherent variability in how these estimates are calculated based on the information currently available.

The Common Stock is being offered pursuant to an effective automatic shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”). The Offering is being made solely by means of a preliminary prospectus supplement and related base prospectus. Before you invest, you should read the preliminary prospectus supplement and related base prospectus in their entirety and the other documents Karman has filed with the SEC for more complete information about Karman and the Offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the related base prospectus, when available, may be obtained from: Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone: (800) 831-9146 and Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, New York 10055, by telephone: (888) 474-0200, or by email: ecm.prospectus@evercore.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Common Stock, nor shall there be any sale of the Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Karman Space & Defense

Karman Space & Defense is a leader in the rapid design, development and production of critical, next-generation system solutions that align with the U.S. Department of War’s core mission priorities and the nation’s accelerating demand for access to space. Building on nearly 50 years of success, Karman delivers Payload & Protection Systems, Hydro/Aerodynamic Interstage Systems, and Propulsion & Launch Systems to more than 80 prime contractors supporting more than 130 space and defense programs. Karman is headquartered in Huntington Beach, CA, with multiple facilities across the United States.

Forward-Looking Statements

This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Karman intends all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “may,” “could,” “intend,” “belief,” “estimate,” “predict,” “project,” “will” “should,” or similar terminology. These statements are based on and reflect Karman’s current expectations, estimates, assumptions and/or projections, Karman’s perception of historical trends and current conditions, as well as other factors that Karman believes are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause Karman’s actual results to differ materially from those indicated by those statements. There can be no assurance that Karman’s expectations, estimates, assumptions and/ or projections will prove to be correct or that any of Karman’s expectations, estimates or projections will be achieved.

Numerous factors could cause Karman’s actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation, that a significant portion of Karman’s revenue is generated from contracts with the United States military and U.S. military spending is dependent upon the U.S. defense budget; U.S. government contracts are subject to a competitive bidding process that can consume significant resources without generating any revenue; Karman’s business and operations expose Karman to numerous legal and regulatory requirements, and any violation of these requirements could materially adversely affect Karman’s business, results of operations, prospects and financial condition; Karman’s inability to adequately enforce and protect its intellectual property or defend against assertions of infringement could prevent or restrict its ability to compete; and Karman has in the past consummated acquisitions and intends to continue to pursue acquisitions, and Karman’s business may be adversely affected if it cannot consummate acquisitions on satisfactory terms, or if it cannot effectively integrate acquired operations. Readers are directed to the risk factors identified in the preliminary prospectus supplement and related base prospectus for the Offering and the other filings Karman makes with the SEC from time to time, copies of which are available free of charge at the SEC’s website at www.sec.gov under Karman Holdings Inc.

The forward-looking statements included in this announcement are only made as of the date of this announcement. Factors or events that could cause Karman’s actual results to differ may emerge from time to time, and it is not possible for Karman to predict all of them. Karman may not currently achieve the plans, intentions or expectations disclosed in its forward-looking statements, including statements with respect to the Offering, and you should not place undue reliance on Karman’s forward-looking statements. Karman undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

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Contacts

Investor contact:

Steven Gitlin

investors@karman-sd.com

Media contact:

press@karman-sd.com